UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): June 19, 2025

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-14310

Delaware	41-1838504
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

551 Madison Ave Suite 1000 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 220-3300

551 Madison Avenue, Suite 800, New York, New York 10022

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on July 16, 2024, GlassBridge Enterprises, Inc. (the “Company”) entered into a loan transaction with Alex Spiro (“Spiro”), the Chairman of the Board of Directors of the Company pursuant to which Spiro agreed to lend the Company $10,000,000 and the Company issued a promissory note in the maximum principal amount of up to $10,000,000 (the “Promissory Note”).

On June 19, 2025, the Company and Spiro entered into a letter agreement which provided that (i) the Company would make a payment of $6,000,000 under the Promissory Note and, after such payment, the principal amount of the Promissory Note would be reduced to $4,000,000 and (ii) the maturity date under the Promissory Note would be extended to January 16, 2027 or such earlier date on which repayment has been accelerated as provided in Section 10 of the Promissory Note. This summary description does not purport to be complete and is qualified in its entirety by reference to the letter agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1†	Letter Agreement by and between GlassBridge Enterprises, Inc. and Alex Spiro, dated June 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlassBridge Enterprises, Inc.

Date:	June 25, 2025	By:	/s/ Daniel Strauss
Daniel Strauss
Chief Executive Officer